REVANCE THERAPEUTICS, INC.
EXECUTIVE SEVERANCE BENEFIT PLAN

Amended and Restated Effective February 7, 2024

1. INTRODUCTION. This Revance Therapeutics, Inc. Executive Severance Benefit Plan (the “Plan”) is established by Revance Therapeutics, Inc. (the “Company”). The Plan was originally adopted by the Board on December 17, 2013; became effective without further action on the IPO Date (as defined below) (the “Effective Date”); was amended by the Board on May 7, 2015 to clarify that the Plan applies to all stock awards, including without limitation stock options, restricted stock awards and restricted stock units; was amended by the Board again on February 16, 2017 to extend benefits to Senior Vice President-level and Vice President-level employees; was amended again on February 12, 2019 to change the definition of Resignation for Good Reason and clarify that this Plan replaces individual employment or severance agreements only where this Plan provides superior benefits, which amendment effective February 12, 2019 shall be effective with regard to the definition of Resignation for Good Reason only for individuals who become Participants after February 12, 2019; was amended again on October 13, 2019 to change the definition of Severance Multiplier for a Participant who is the Chief Executive Officer of the Company; and was amended again on February 7, 2024 to, among other items, change the definition of Resignation for Good Reason and to change the definition of Severance Multiplier.

The Plan provides for severance benefits to the Chief Executive Officer, other executive officers, senior vice presidents and vice presidents, and key employees of the Company designated by the Board. This document constitutes the Summary Plan Description for the Plan.

2. DEFINITIONS. For purposes of the Plan, the following terms are defined as follows:

(a) “Accrued Amounts” means any unpaid annual base salary accrued through the date of a Participant’s Qualifying Termination and any accrued but unpaid vacation pay.

(b) “Annual Bonus” means the annual cash bonus that a Participant is eligible to earn, if any, pursuant to the Participant’s Executive employment agreement with the Company, as it may be amended from time to time.

(c) “Annual Bonus Target” means a Participant’s Annual Bonus with respect to performance for the year in which the Qualifying Termination occurs, calculated assuming the Participant achieves the maximum possible annual target bonus percentage for that year.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause”, as determined by the Board in its sole discretion, means: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.

(f) “Change in Control” shall have the meaning set forth in the Company’s 2014 Equity Incentive Plan. The definition of Change in Control is intended to conform to the definitions of “change in ownership of a corporation” and “change in ownership of a substantial portion of a corporation’s assets” provided in Treasury Regulation Sections 1.409A-3(i)(5)(v) and (vii).

(g) “Change in Control Termination” means (i) a Participant’s dismissal or discharge by the Company for a reason other than death, Disability, or Cause, or (ii) a Resignation for Good Reason, either of which occurs immediately prior to or within twelve (12) months following the effective date of a Change in Control, provided that any such termination is a Separation from Service. In no event will a Participant’s Separation from Service due to death, Disability or Cause, or a resignation by a Participant without Good Reason, constitute a Change in Control Termination.

(h) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and any analogous provisions of applicable state law.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Common Stock” means the common stock of the Company.

(k) “Disability” means any physical or mental condition which renders an employee incapable of performing the work for which such employee was employed by the Company or similar work offered by the Company. The Disability of an employee shall be established if (i) the employee satisfies the requirements for benefits under the Company’s long-term disability plan or (ii) if no long-term disability plan, the employee satisfies the requirements for Social Security disability benefits.

(l) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(m) “Executive Committee” means employees designated by the Chief Executive Officer and as set forth in the records of the Company’s human resources department.

(n) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(o) “Monthly Annual Bonus Target” means a Participant’s Annual Bonus Target, divided by 12.
(p) “Monthly Base Salary” means the Participant’s annual base salary, ignoring any decrease in annual base salary that forms the basis for a Resignation for Good Reason, as in effect on the date of the Qualifying Termination, divided by 12.

(q) “Non-Change in Control Termination” means a Participant’s dismissal or discharge by the Company resulting in a Separation from Service, for a reason other than death, Disability, or Cause, other than immediately prior to or within twelve (12) months following the effective date of a Change in Control. In no event will a Participant’s Separation from Service due to death, Disability or Cause, or a resignation by a Participant for any reason, constitute a Non-Change in Control Termination.

(r) “Participant” means each individual who (i) is employed by the Company as a member of the Company’s Executive Committee (including the Company’s Chief Executive Officer and President) or a senior vice president, vice president, or key employee designated by the Board, and (ii) has received and returned a signed Participation Notice

(s) “Participation Notice” means the latest notice delivered by the Company to a Participant informing the Participant that he or she is eligible to participate in the Plan, in substantially the form of EXHIBIT A to the Plan.

(t) “Plan Administrator” means the Board or any committee of the Board duly authorized to administer the Plan. The Plan Administrator may be, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(u) “Qualifying Termination” means either a Change in Control Termination or a Non-Change in Control Termination.

(v) “Resignation for Good Reason” means a Participant’s resignation from all positions the Participant then holds with the Company, resulting in a Separation from Service, within ninety (90) days after the expiration of the cure period set forth below, provided the Participant has given the Board written notice of the occurrence of any of the following events taken without the Participant’s written consent within thirty (30) days after the first occurrence of such event and the Company has not cured such event, to the extent curable, within thirty (30) days thereafter:

(i) Relocation of the Participant’s principal place of employment to a place that increases the Participant’s one-way commute by more than thirty-five (35) miles as compared to the Participant’s then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business); provided that if the Participant works remotely during any period in which such Participant’s regular principal office location is a Company office that is closed, then neither the Participant’s relocation to remote work or back to the office from remote work will be considered a relocation of such Participant’s principal office location for purposes of this definition;

(ii) A material breach by the Company (or its successor company) of any material agreement between the Participant and the Company (or its successor or parent company); provided, however, that, except as otherwise provided in Section 2(t)(iii) below, a material diminution of the Participant’s authority, duties or responsibilities resulting from a change in the organizational structure of the Company shall not be considered a material breach for purposes of this clause; or

(iii) Only with respect to a Change in Control Termination and only with respect to a Participant who is a member of the Company’s Executive Committee (including the Chief Executive Officer and President), a material diminution of the Participant’s authority, duties or responsibilities.

(w) “Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any alternative definition thereunder.

(x) “Severance Multiplier” means:

(i) for a Participant who is the Chief Executive Officer of the Company at the time of the Qualifying Termination, (A) eighteen (18), for a Non-Change in Control Termination, and (B) twenty-four (24), for a Change in Control Termination;

(ii) for a Participant who is the President of the Company at the time of the Qualifying Termination, (A) eighteen (18), for a Non-Change in Control Termination, and (B) eighteen (18), for a Change in Control Termination;

(iii) for a Participant who is a member of the Company’s Executive Committee at the time of Qualifying Termination (but not the Chief Executive Officer or President) or, as applicable, a key employee designated by the Board as eligible at the Executive Committee level, (A) twelve (12), for a Non-Change in Control Termination, and (B) eighteen (18), for a Change in Control Termination;

(iv) for a Participant who is a senior vice president of the Company (but not on the Executive Committee) at the time of the Qualifying Termination or, as applicable, a key employee designated by the Board as eligible at the senior vice president level, (A) six (6), for a Non-Change in Control Termination, and (B) twelve (12), for a Change in Control Termination; and

(v) for a Participant who is a vice president of the Company at the time of the Qualifying Termination or, as applicable, a key employee designated by the Board as eligible at the vice president level, (A) six (6), for a Non-Change in Control Termination, and (B) nine (9), for a Change in Control Termination.

(y) “Severance Period” means a period of months commencing on the date of a Participant’s Qualifying Termination, with the number of months being equal to a Participant’s applicable Severance Multiplier.

(z) “Stock Awards” means outstanding stock awards for shares of the Company’s common stock granted to a Participant by the governing plan documents, grant notices and award agreements, including without limitation stock options, restricted stock awards and restricted stock units (including performance restricted stock units).

3. ELIGIBILITY FOR BENEFITS.

(a) Eligibility; Exceptions to Benefits. Subject to the terms and conditions of the Plan, the Company will provide the benefits described in Section 4 to the affected Participant. A Participant will not receive benefits under the Plan in any of the following circumstances, as determined by the Plan Administrator, in its sole discretion:

(i) The Participant is a party to an effective written employment, change in control or severance arrangement with the Company that provides for equal or greater severance benefits, separation or similar post-termination payments pursuant to the Participant’s termination of employment.

(ii) The Participant’s employment is terminated by either the Company or the Participant for any reason other than a Qualifying Termination.

(iii) The Participant has not entered into the Employee Proprietary Information and Inventions Agreement or any similar or successor document (the “Proprietary Information Agreement”).

(iv) The Participant has failed to execute and allow to become effective the Release (as defined and described below) within sixty (60) days following the Participant’s Separation from Service.

(v) The Participant has failed to return all Company Property. For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during his or her period of employment with the Company and other Company materials and property that the Participant has in his or her possession or control, including, without limitation, Company files, correspondence, emails, memoranda, notes, notebooks, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, without limitation, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof, in whole or in part). As a condition to receiving benefits under the Plan, a Participant must not make or retain copies, reproductions or summaries of any such Company documents, materials or property and must make a diligent search to locate any such documents, property and information. If the Participant has used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, then within ten (10) business days after the Separation from Service, the Participant must provide the Company with a computer-useable copy of all such information and then permanently delete and expunge such confidential or proprietary information from those systems. However, a Participant is not required to return his or her personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits and stock awards and any other documentation received as a stockholder of the Company. A Participant’s failure to return Company Property that is neither confidential nor material, such as an identification badge or calling card, will not, in and of itself, disqualify such Participant from receiving benefits under the Plan; provided, that any such items of Company Property are subsequently returned to the Company upon request.

(vi) The Participant has failed to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any existing or future litigation, arbitrations, mediations, claims, demands, audits, government or regulatory inquiries, or other matters arising from events, acts, or failures to act that occurred during the time period in which the Participant was employed by the Company (including any period of employment with an entity acquired by the Company). Such cooperation includes, without limitation, being available upon reasonable notice, without subpoena, to provide accurate and complete advice, assistance and information to the Company, including offering and explaining evidence, providing truthful and accurate sworn statements, and participating in discovery and trial preparation and testimony. As a condition of receiving benefits under the Plan, the Participant must also promptly send the Company copies of all correspondence (for example, but not limited to, subpoenas) received by the Participant in connection with any such legal proceedings, unless the Participant is expressly prohibited by law from so doing. The Company will reimburse the Participant for reasonable out-of-pocket expenses incurred in connection with any such cooperation (excluding foregone wages, salary, or other compensation) within thirty (30) days after the Participant’s timely presentation of appropriate documentation thereof, in accordance with the Company’s standard reimbursement policies and procedures, and will make reasonable efforts to accommodate the Participant’s scheduling needs.

(vii) The Participant voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company (“Affiliate”).

(viii) The Participant is offered an identical or substantially equivalent or comparable position with the Company or with an Affiliate, as determined in the sole discretion of the Company. For purposes of the foregoing, a “substantially equivalent or comparable position” is one that provides the Participant substantially the same level of responsibility and compensation and would not give rise to the employee’s right to a Resignation for Good Reason.

(ix) The Participant is offered immediate reemployment by a successor to the Company or an Affiliate or by a purchaser of the Company’s assets, as the case may be, following a Change in Control and the terms of such reemployment would not give rise to the employee’s right to a Resignation for Good Reason. For purposes of the foregoing, “immediate reemployment” means that the Participant’s employment with the successor to the Company or an Affiliate or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the Participant does not incur a lapse in pay or benefits as a result of the change in ownership of the Company or the sale of its assets. For the avoidance of doubt, a Participant who becomes immediately reemployed as described in this Section 3(a)(ix) by a successor to the Company or an Affiliate or by a purchaser of the Company’s assets, as the case may be, following a Change in Control shall continue to be a Participant following the date of such reemployment.

(b) Termination of Benefits. A Participant’s right to receive benefits under the Plan will terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits under the Plan, the Participant, without the prior written approval of the Plan Administrator:

(i) willfully breaches a material provision of the Participant’s Proprietary Information Agreement and/or any obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition provision set forth in any other agreement between the Company and a Participant (including, without limitation, the Participant’s employment agreement or offer letter) or under applicable law;

(ii) to the extent not addressed in the Employee Proprietary Information Agreement and/or any other agreement between the Company and a Participant (and except where such restriction is prohibited by applicable law of the jurisdiction in which Participant primarily works for the Company), encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

(iii) to the extent not addressed in the Employee Proprietary Information Agreement and/or any other agreement between the Company and a Participant (and except where such restriction is prohibited by applicable law of the jurisdiction in which Participant primarily works for the Company), induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees, or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee, or other third party.

4. PAYMENTS & BENEFITS. Except as may otherwise be provided in a Participant’s Participation Notice, in the event of a Qualifying Termination, the Company will pay the Participant the Accrued Amounts, if any, on the date of such Qualifying Termination. In addition, subject to Sections 5 and 6 and a Participant’s continued compliance with the provisions of any agreement with the Company, including, without limitation, the Participant’s Proprietary Information Agreement, in the event of a Qualifying Termination, and the Participant’s satisfaction of the requirements set forth in Section 3, including the timely execution and nonrevocation of a Release, the Participant shall be entitled to the payments and benefits described in this Section 4, subject to the terms and conditions of the Plan.

(a) Cash Severance.

(i) Change in Control Termination. Upon a Change in Control Termination, the Participant will be eligible to receive as severance an amount equal to the product of (i) the sum of the Participant’s Monthly Base Salary and Monthly Annual Bonus Target, and (ii) the Participant’s applicable Severance Multiplier (the “Change in Control Cash Severance”). The Change in Control Cash Severance will be paid in a single lump sum, less all applicable withholdings and deductions on or prior to March 15 of the year following the year in which the Participant’s Qualifying Termination occurred; provided, however, that no payments will be made prior to the first business day to occur on or after the 60th day following the date of the Participant’s Qualifying Termination.

(ii) Non-Change in Control Termination. Upon a Non-Change in Control Termination, the Participant will be eligible to receive as severance an amount equal to the product of (i) the Participant’s Monthly Base Salary, and (ii) the Participant’s applicable Severance Multiplier (the “Non-Change in Control Cash Severance”). The Non-Change in Control Cash Severance will be paid in equal installments on the Company’s regular payroll schedule over the Severance Period, less all applicable withholdings and deductions; provided, however, that no payments will be made prior to the first business day to occur on or after the 60th day following the date of the Participant’s Qualifying Termination. As soon as reasonably practicable, on or after the 60th day following the date of the Participant’s Qualifying Termination, the Company will pay the Participant in a lump sum the Non-Change in Control Cash Severance that the Participant would have received on or prior to such date under the original schedule but for the delay while waiting for the 60th day in compliance with Section 409A of the Code and the effectiveness of the Release referenced in Section 5(a) below, with the balance of the Non-Change in Control Cash Severance being paid as originally scheduled.

(b) COBRA Benefits.

(i) If the Participant is eligible and has made the necessary elections for continuation coverage pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, the Company will pay, as and when due directly to the COBRA carrier, the COBRA premiums necessary to continue the COBRA coverage for the Participant and his or her eligible dependents until the earliest to occur of (i) the end of the applicable Severance Period, (ii) the date on which the Participant becomes eligible for coverage under the group health insurance plans of a subsequent employer, and (iii) the date on which the Participant is no longer eligible for continuation coverage under COBRA (such period from the date of the Qualifying Termination through the earliest of (i) through (iii), the “COBRA Payment Period”).

(ii) Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of COBRA premiums hereunder is likely to result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company will instead pay the Participant, on the first day of each month of the remainder of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and deductions. To the extent applicable, on the first business day to occur on or after the 60th day following the date of the Participant’s Qualifying Termination, the Company will make the first payment under this Section 4(b)(ii) in a lump sum equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such 60th day, with the balance of the payments paid thereafter on the original schedule. The Participant may, but is not obligated to, use such payments toward the cost of COBRA premiums.

(iii) If the Participant becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the applicable Severance Period, the Participant must immediately notify the Company of such event, and all payments and obligations under this section 4(b) will cease. For purposes of this Section 4(b), references to COBRA also refer to analogous provisions of state law. Any applicable insurance premiums that are paid by the Company will not include any amounts payable by the Participant under a Code Section 125 health care reimbursement plan, which are the sole responsibility of the Participant.

(c) Accelerated Vesting. Upon a Change in Control Termination, the vesting and exercisability (if applicable) of all outstanding and unvested Stock Awards that are held by the Participant on the effective date of the Change in Control Termination will, as of the date of the Change in Control Termination, accelerate in full as to one hundred percent (100%) of the shares subject to the Stock Awards; provided that, if the Participant holds outstanding unvested equity awards covering Company common stock that vest based on performance goals over a performance period that has not ended as of the Change in Control Termination (each, a “Performance Stock Award”), such award shall be governed by the terms of the individual grant notice and award agreements evidencing such awards. Notwithstanding anything to the contrary set forth herein, all of Participant’s Stock Awards (including Performance Stock Awards) shall remain subject to the terms of the applicable equity plan under which they were granted).

5. CONDITIONS AND LIMITATIONS ON BENEFITS.

(a) Release. To be eligible to receive any benefits under the Plan, a Participant must sign a general waiver and release in substantially the form attached hereto as EXHIBIT B, EXHIBIT C, or EXHIBIT D, as appropriate (the “Release”), and such release must become effective in accordance with its terms, in each case within sixty (60) days following the Qualifying Termination. The Plan Administrator, in its sole discretion, may modify the form of the required Release to comply with applicable law, and any such Release may be incorporated into a termination agreement or other agreement with the Participant.

(b) Prior Agreements; Certain Reductions. The Plan Administrator will reduce a Participant’s benefits under the Plan by any other statutory severance obligations or contractual severance benefits, obligations for pay in lieu of notice, and any other similar benefits payable to the Participant by the Company that are due in connection with the Participant’s Qualifying Termination and that are in the same form as the benefits provided under the Plan (e.g., equity award vesting credit). Without limitation, this reduction includes a reduction for any benefits required pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) a written employment, change in control, severance or equity award agreement that Participant has individually negotiated with the Company, (iii) any Company policy or practice providing for the Participant to remain on the payroll for a limited period of time after being given notice of the termination of the Participant’s employment, and (iv) any required salary continuation, notice pay, statutory severance payment, or other payments either required by local law, or owed pursuant to a collective labor agreement, as a result of the termination of the Participant’s employment. The benefits provided under the Plan are intended to satisfy, to the greatest extent possible, and not to provide benefits duplicative of, any and all statutory, contractual and collective agreement obligations of the Company in respect of the form of benefits provided under the Plan that may arise out of a Qualifying Termination, and the Plan Administrator will so construe and implement the terms of the Plan. Reductions may be applied on a retroactive basis, with benefits previously provided being recharacterized as benefits pursuant to the Company’s statutory or other contractual obligations. The payments pursuant to the Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or employee welfare benefits to which a Participant may be entitled for the period ending with the Participant’s Qualifying Termination.

(c) Mitigation. Except as otherwise specifically provided in the Plan, a Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company (except as provided for in Section 5(b)).

(d) Indebtedness of Participants. To the extent permitted under applicable law, if a Participant is indebted to the Company on the effective date of a Participant’s Qualifying Termination, the Company reserves the right to offset the payment of any benefits under the Plan by the amount of such indebtedness. Such offset will be made in accordance with all applicable laws. The Participant’s execution of the Participation Notice constitutes knowing written consent to the foregoing.

(e) Parachute Payments.

(i) Except as otherwise expressly provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (B) the largest portion, up to and including the total, of the Payment, whichever amount ((A) or (B)), after taking into account all applicable federal, state, provincial, foreign, and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of stock awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Participant. Within any such category of Payments (that is, (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are “deferred compensation.” In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Participant’s applicable type of stock award (i.e., earliest granted stock awards are cancelled last). If Section 409A of the Code is not applicable by law to a Participant, the Company will determine whether any similar law in the Participant’s jurisdiction applies and should be taken into account.

(ii) The professional firm engaged by the Company for general tax purposes as of the day prior to the effective date of the Change in Control shall make all determinations required to be made under this Section 5(e). If the professional firm so engaged by the Company is serving as an accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such professional firm required to be made hereunder. Any good faith determinations of the professional firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.

6. TAX MATTERS.

(a) Application of Code Section 409A. All benefits provided under the Plan are intended to satisfy the requirements for an exemption from application of Section 409A of the Code and the applicable guidance and regulations thereunder (collectively, “Section 409A”) to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly; provided, however, that to the extent such an exemption is not available, the benefits provided under the Plan are intended to comply with the requirements of Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. Notwithstanding anything herein to the contrary, (i) if at the time of Participant’s termination of employment with the Company, the Participant is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Participant) until the first business day to occur following the date that is six (6) months following Participant’s termination of employment with the Company (or the earliest date as is permitted under Section 409A); and (ii) if any other payments of money or other benefits due to Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax. In the event that payments under the Plan are deferred pursuant to this Section 6 in order to prevent any accelerated tax or additional tax under Section 409A, then such payments shall be paid at the time specified under this Section 6 without any interest thereon. The Company shall consult with Participant in good faith regarding the implementation of this Section 6; provided, that neither the Company nor any of its employees or representatives shall have any liability to Participant with respect thereto. Notwithstanding anything to the contrary herein, to the extent required by Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean separation from service. For purposes of Section 409A, each payment made under the Plan shall be designated as a “separate payment” within the meaning of the Section 409A. Notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to the Plan does not constitute a “deferral of compensation” within the meaning of Section 409A, (A) the amount of expenses eligible for reimbursement or in-kind benefits provided to a Participant during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to a Participant in any other calendar year; (B) the reimbursements for expenses for which a Participant is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (C) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(b) Withholding. All payments and benefits under the Plan will be subject to all applicable deductions and withholdings, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.

(c) Tax Advice. By becoming a Participant in the Plan, the Participant agrees to review with the Participant’s own tax advisors the federal, state, provincial, local, and foreign tax consequences of participation in the Plan. The Participant will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that Participant (and not the Company) will be responsible for his or her own tax liability that may arise as a result of becoming a Participant in the Plan.

7. REEMPLOYMENT. In the event of a Participant’s reemployment by the Company during the period of time in respect of which severance benefits have been provided (that is, benefits as a result of a Qualifying Termination), the Company, in its sole and absolute discretion, may require such Participant to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

8. CLAWBACK; RECOVERY. All payments and severance benefits provided under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in the Participation Notice, as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to Resignation for Good Reason, constructive termination, or any similar term under any plan of or agreement with the Company.

9. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, without limitation, the eligibility to participate in the Plan, the amount of benefits paid under the Plan and any adjustments that need to be made in accordance with the laws applicable to a Participant. The rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate the Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination will apply to any Participant who would be adversely affected by such amendment or termination unless such Participant consents in writing to such amendment or termination. Any action amending or terminating the Plan or any Participation Notice will be in writing and executed by a duly authorized officer of the Company.

10. NO IMPLIED EMPLOYMENT CONTRACT. The Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without Cause, and with or without advance notice, which right is hereby reserved.

11. LEGAL CONSTRUCTION. The Plan will be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

12. CLAIMS, INQUIRIES AND APPEALS.

(A) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 14(d).

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 12(d).

The notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review will be in writing and will be addressed to:

Revance Therapeutics, Inc.
Attn: Human Resources
1222 Demonbreun Street, Suite 2000
Nashville, TN 37203

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.

The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 12(a), (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 12(c), and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 12, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

13. BASIS OF PAYMENTS TO AND FROM PLAN. All benefits under the Plan will be paid by the Company. The Plan will be unfunded, and benefits hereunder will be paid only from the general assets of the Company.

14. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 77-0551645. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 503.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Revance Therapeutics, Inc.
Attn: General Counsel
1222 Demonbreun Street, Suite 2000
Nashville, TN 37203

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Revance Therapeutics, Inc.
Attn: Human Resources
1222 Demonbreun Street, Suite 2000
Nashville, TN 37203

The Plan Sponsor’s and Plan Administrator’s telephone number is (615)724-7755. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

15. STATEMENT OF ERISA RIGHTS.

Participants in the Plan (which is a welfare benefit plan sponsored by Revance Therapeutics, Inc.) are entitled to certain rights and protections under ERISA. For the purposes of this Section 15, and under ERISA, Participants are entitled to:

Receive Information About the Plan and Benefits

(a) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(b) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and

(c) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions By Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of each Plan Participant and their beneficiaries. No one, including a Participant’s employer, a Participant’s union or any other person, may fire a Participant or otherwise discriminate against a Participant in any way to prevent a Participant from obtaining a Plan benefit or exercising a Participant’s rights under ERISA.

Enforcement of Participant Rights

If a Participant’s claim for a Plan benefit is denied or ignored, in whole or in part, a Participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if a Participant request a copy of Plan documents or the latest annual report from the Plan, if applicable, and does not receive them within thirty (30) days, the Participant may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $110 a day until the Participant receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If a Participant has a claim for benefits that is denied or ignored, in whole or in part, the Participant may file suit in a state or federal court.

If a Participant is discriminated against for asserting the Participant’s rights, the Participant may seek assistance from the U.S. Department of Labor, or the Participant may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person the Participant has sued to pay these costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the Participant’s claim is frivolous.

Assistance With Questions

If a Participant has any questions about the Plan, the Participant should contact the Plan Administrator. If a Participant has any questions about this statement or about the Participant’s rights under ERISA, or if a Participant needs assistance in obtaining documents from the Plan Administrator, the Participant should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. A Participant may also obtain certain publications about the Participant’s rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

16. GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company email account and to the Company email account of the Company’s General Counsel), or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 14(d), in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.
(b) Transfer and Assignment. The rights and obligations of a Participant under the Plan may not be transferred or assigned without the prior written consent of the Company. The Plan will be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver. Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d) Severability. Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(e) Section Headings. Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.

EXHIBIT A
REVANCE THERAPEUTICS, INC.
EXECUTIVE SEVERANCE BENEFIT PLAN
PARTICIPATION NOTICE
To: Revance Human Resources

Date:

Revance Therapeutics, Inc. (the “Company”) has adopted the Revance Therapeutics, Inc. Executive Severance Benefit Plan, as amended (the “Plan”). The Company is providing you this Participation Notice to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan.

You understand that the Plan does not provide duplication of any severance benefits with any benefits provided to you under any other contract or agreement with the Company; you will only receive the severance benefits under this Plan if this Plan provides superior benefits to any other agreements you have with the Company. You also understand that by accepting your status as a Participant in the Plan, your stock options that have been considered to be “incentive stock options” prior to the date hereof may cease to qualify as “incentive stock options” as a result of the vesting acceleration benefit provided in the Plan. By accepting participation, you represent that you have either consulted your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so.

This Participation Notice and the Plan supersede and replace any participation notice or other agreement or communication previously provided to you under the Plan and by signing below, you expressly consent to this treatment and acknowledge and agree that the terms of this Participation Notice and the attached Plan are the sole documents governing the terms of your eligibility for payments and benefits under the Plan.
Please return a signed copy of this Participation Notice to the Company’s Human Resources at the Company’s offices and retain a copy of this Participation Notice, along with the Plan document, for your records.

REVANCE THERAPEUTICS, INC.:

(Signature)

By:

Title:

PARTICIPANT:

(Signature)

By:

EXHIBIT B
RELEASE AGREEMENT
[EMPLOYEES AGE 40 OR OVER; INDIVIDUAL TERMINATION]

I have reviewed, I understand, and I agree completely to the terms set forth in the Revance Therapeutics, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that my acceptance of this Release Agreement (the “Release”) and compliance with terms herein is a precondition to me receiving benefits under the Plan.

I agree and acknowledge that my employment with the Company has terminated, effective [*] (the “Separation Date”). I hereby represent that, as of the Separation Date: I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), the California Family Rights Act (if applicable) or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my Employee Proprietary Information and Inventions Agreement and/or any other confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective as of the date my employment with the Company ends, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the Tennessee Human Rights Act (THRA), the Tennessee Disability Act (TDA), the Tennessee Public Protection Act (TPPA), the California Fair Employment and Housing Act (as amended), the California Labor Code (as amended), the California Family Rights Act (as amended), and any other state or local employment practice law or regulations that may legally be waived. I acknowledge that I have been advised, consistent with California Government Code Section 12964.5(b)(4), that I have the right to consult an attorney regarding this Release and that I was given a reasonable time period of not less than five (5) business days in which to do so. I further acknowledge and agree that, in the event I sign this Release prior to the end of the reasonable time period provided by the Company, my decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law; or (b) any rights that cannot be waived as a matter of law, such as claims for unemployment and workers compensation benefits. In addition, I understand that nothing in this Release (i) prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency (each a “Government Agency”), except that I hereby waive my right to any monetary benefits in connection with any claim, charge or proceeding arising from or relating to any of the Released Claims; (ii) prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful; or (iii) waives any rights I may have under Section 7 of the National Labor Relations Act, if applicable (subject to the release of claims set forth herein) (collectively, the “Protected Rights”). In addition, nothing herein shall be interpreted or applied in a manner that limits my ability to challenge, under the Older Workers Benefit Protection Act (“OWBPA”) (29 U.S.C. § 626), the knowing and voluntary nature of my release of any claims under the ADEA. I hereby represent and warrant that, other than the foregoing excluded claims, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA and the OWBPA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) calendar days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) calendar days following the date I sign this Release to revoke the Release by providing written notice of such revocation to the Company’s Human Resources department or to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release, provided I have not earlier revoked it.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I understand and agree that nothing in this Release or in the Plan is to be construed as an admission of liability or wrongdoing by the Company, and that the Company disclaims any such liability or wrongdoing.

I understand and agree that while I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application to the extent permitted by applicable law. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment, unless otherwise prohibited by applicable law. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan.

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, (ii) to a Government Agency or (iii) with respect to my exercise of Protected Rights, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any of its affiliates. This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications with any Government Agency or with the Company or to disclosures made pursuant to my exercise of Protected Rights.

This Release, together with the Plan, constitutes the entire understanding and agreement with respect to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used but not defined in this Release are defined in the Plan. The provisions of this Release and the Plan are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth in this Release are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan, and no ambiguity in this Release or the Plan shall be construed against any party as the drafter. I acknowledge that I must sign and return this Release to the Company so that it is received not later than twenty-one (21) calendar days following the date it is provided to me or such other date as specified by the Company. By signing below, I represent that: I have read this Release and the Plan; I have had adequate time to consider them; I have been advised to consult with an attorney before signing this Release; I understand the meaning and application of this Release and the Plan; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

PARTICIPANT:

Printed Name:

Signature:

Date:

EXHIBIT C
RELEASE AGREEMENT
[EMPLOYEES AGE 40 OR OVER; GROUP TERMINATION]

I have reviewed, I understand, and I agree completely to the terms set forth in the Revance Therapeutics, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that my acceptance of this Release Agreement (the “Release”) and compliance with terms herein is a precondition to me receiving benefits under the Plan.

I agree and acknowledge that my employment with the Company has terminated effective [*] (the “Separation Date”). I hereby represent that, as of the Separation Date: I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), the California Family Rights Act (if applicable) or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my Employee Proprietary Information and Inventions Agreement and/or any other confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective as of the date my employment with the Company terminates, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the Tennessee Human Rights Act (THRA), the Tennessee Disability Act (TDA), the Tennessee Public Protection Act (TPPA), the California Fair Employment and Housing Act (as amended), the California Labor Code (as amended), the California Family Rights Act (as amended), and any other state or local employment law or regulation which may legally be waived. I acknowledge that I have been advised, consistent with California Government Code Section 12964.5(b)(4), that I have the right to consult an attorney regarding this Release and that I was given a reasonable time period of not less than five (5) business days in which to do so. I further acknowledge and agree that, in the event I sign this Release prior to the end of the reasonable time period provided by the Company, my decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law; or (b) any rights that cannot be waived as a matter of law, such as claims for unemployment and workers compensation benefits. In addition, I understand that nothing in this Release (i) prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency (each a “Government Agency”), except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding arising from or relating to any of the Released Claims; (ii) prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful; or (iii) waives any rights I may have under Section 7 of the National Labor Relations Act, if applicable (subject to the release of claims set forth herein) (collectively, the “Protected Rights”). In addition, nothing herein shall be interpreted or applied in a manner that limits my ability to challenge, under the Older Workers Benefit Protection Act (“OWBPA”) (29 U.S.C. § 626), the knowing and voluntary nature of my release of any claims under the ADEA. I hereby represent and warrant that, other than the foregoing excluded claims, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA and the OWBPA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five calendar (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) calendar days following the date I sign this Release to revoke the Release by providing written notice to an employee in the Company’s Human Resources department or to an officer of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth calendar day after I sign this Release provided I have not revoked it; and (f) I acknowledge that the Company has provided me with ADEA disclosure information (under 29 U.S.C. § 626(f)(1)(H)), attached hereto as Exhibit A.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I understand and agree that nothing in this Release or in the Plan is to be construed as an admission of liability or wrongdoing by the Company, and that the Company disclaims any such liability or wrongdoing.

I understand and agree that while I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application to the extent permitted by applicable law. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment, unless otherwise prohibited by applicable law. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan.

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, (ii) to a Government Agency or (iii) with respect to my exercise of Protected Rights, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any of its affiliates. This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications with any Government Agency or with the Company or to disclosures made pursuant to my exercise of Protected Rights.

This Release, together with the Plan, constitutes the entire understanding and agreement with respect to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used but not defined in this Release are defined in the Plan. The provisions of this Release and the Plan are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth herein are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan, and no ambiguity in this Release or the Plan shall be construed against any party as the drafter. I acknowledge that I must sign and return this Release to the Company so that it is received not later than forty-five (45) calendar days following the date it is provided to me or such other date as specified by the Company. By signing below, I represent that: I have read this Release and the Plan; I have had adequate time to consider them; I have been advised to consult with an attorney before signing this Release; I understand the meaning and application of this Release and the Plan; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

PARTICIPANT:

Printed Name:

Signature:

Date:
Exhibit A: ADEA Disclosure

EXHIBIT D
RELEASE AGREEMENT
[EMPLOYEES UNDER AGE 40]

I have reviewed, I understand, and I agree completely to the terms set forth in the Revance Therapeutics, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that my acceptance of this Release Agreement (the “Release”) and compliance with terms herein is a precondition to me receiving benefits under the Plan.

I agree and acknowledge that my employment with the Company has terminated effective [*] (the “Separation Date”). I hereby represent that, as of the Separation Date: I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), the California Family Rights Act (if applicable) or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my Employee Proprietary Information and Inventions Agreement and/or any other confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective as of the date my employment with the Company terminates, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), the Tennessee Human Rights Act (THRA), the Tennessee Disability Act (TDA), the Tennessee Public Protection Act (TPPA), the California Fair Employment and Housing Act (as amended), the California Labor Code (as amended), the California Family Rights Act (as amended), and any other state or local employment law or regulation which may legally be waived. I acknowledge that I have been advised, consistent with California Government Code Section 12964.5(b)(4), that I have the right to consult an attorney regarding this Release and that I was given a reasonable time period of not less than five (5) business days in which to do so. I further acknowledge and agree that, in the event I sign this Release prior to the end of the reasonable time period provided by the Company, my decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law; or (b) any rights that cannot be waived as a matter of law, such as claims for unemployment and workers compensation benefits. In addition, I understand that nothing in this Release (i) prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency (each a “Government Agency”), except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding arising from or related to any of the Released Claims; (ii) prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful; or (iii) waives any rights I may have under Section 7 of the National Labor Relations Act, if applicable (subject to the release of claims set forth herein) (collectively, the “Protected Rights”). I hereby represent and warrant that, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I understand and agree that nothing in this Release or in the Plan is to be construed as an admission of liability or wrongdoing by the Company, and that the Company disclaims any such liability or wrongdoing.

I understand and agree that while I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application to the extent permitted by applicable law. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment, unless otherwise prohibited by applicable law. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan.

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, (ii) to a Government Agency, or (iii) with respect to my exercise of Protected Rights, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any of its affiliates. This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications with any Government Agency or with the Company, or to disclosures made pursuant to my exercise of Protected Rights.

This Release, together with the Plan, constitutes the entire understanding and agreement with respect to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used but not defined in this Release are defined in the Plan. The provisions of this Release and the Plan are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth herein are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan, and no ambiguity in this Release or the Plan shall be construed against any party as the drafter.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than five (5) business days following the date it is provided to me or such other date as specified by the Company. By signing below, I represent that: I have read this Release and the Plan; I have had adequate time to consider them; I understand the meaning and application of this Release and the Plan; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

PARTICIPANT:

Printed Name:

Signature:

Date: